UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2020

 CHUY’S HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35603 (Commission File Number)	20-5717694 (IRS Employer Identification No.)

1623 Toomey Rd.
Austin, Texas 78704
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 473-2783

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHUY	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On June 1, 2020, Chuy’s Holdings, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Agreement”) with Jefferies LLC (“Jefferies”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 (the “Placement Shares”) through Jefferies as its sales agent. The issuance and sale, if any, of the Placement Shares by the Company under the Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-238011).
Jefferies may sell the Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made through the Nasdaq Global Select Market (“Nasdaq”) or into any other existing trading market for the Common Stock, in privately negotiated transactions with the consent of the Company, and as block transactions. Jefferies will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Jefferies a commission equal to 3.0% of the gross sales proceeds of any Placement Shares sold through Jefferies under the Agreement, and also has provided Jefferies with customary indemnification and contribution rights. In addition, the Company has agreed to reimburse certain legal expenses and fees by Jefferies in connection with the offering up to a maximum of $50,000, in addition to certain ongoing disbursements of Jefferies' counsel.
The Company is not obligated to make any sales of Common Stock under the Agreement. The Company or Jefferies may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions.
The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Winston & Strawn LLP relating to the legality of the issuance and sale of the Placement Shares is attached as Exhibit 5.1 hereto.
 This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 7.01    Regulation FD Disclosure.

On June 1, 2020, the Company issued a press release providing a business update in light of the ongoing impact of the novel coronavirus (COVID-19), including changes in the operating status of its restaurants as a result of changes in restrictions of in-restaurant dining. A copy of the press release is furnished as Exhibit 99.1 hereto.
The information in this Item 7.01, including Exhibit 99.1 furnished under Item 9.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
1.1	Open Market Sale Agreement dated June 1, 2020 by and between Chuy's Holdings, Inc. and Jefferies LLC.
5.1	Opinion of Winston & Strawn LLP.
23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
99.1	Press release dated June 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHUY’S HOLDINGS, INC.

By:	/s/ Jon W. Howie
Jon W. Howie Vice President and Chief Financial Officer

Date: June 1, 2020